Bramshill Investments, LLC

Code of Ethics

July 2016

This Code of Ethics (the "Code") is the sole property of Bramshill Investments, LLC and its subsidiaries and affiliates (collectively, the "Firm") and must be returned to the Firm upon termination for any reason of a Supervised Person's (as defined within this Code) association with the Firm.  The contents of the Code are strictly confidential.  Supervised Persons may not duplicate, copy or reproduce the Code in whole or in part or make it available in any form to non-Supervised Persons without prior approval in writing from the Firm's Chief Compliance Officer (as defined within this Code).

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Introduction

This Code is applicable to each Supervised Person (as defined below) of the Firm and is intended to govern the activities and conduct of Supervised Persons on behalf of the Firm, as well as certain personal activities and conduct of Supervised Persons. The Code does not attempt to serve as a comprehensive guide regarding the conduct of Supervised Persons, but rather is intended to establish general rules of conduct and procedures applicable to all Supervised Persons.

Any questions regarding this Code, or other compliance issues, must be directed to the Chief Compliance Officer ("CCO").  The CCO is responsible for administering and implementing this Code.  All Supervised Persons and Access Persons are required to be thoroughly familiar with the Firm's standards and procedures as described in this Code.

In order to make it easier to review and understand the standards and procedures of this Code, commonly used terms are defined below:

"Access Person," as defined in the Advisers Act (as defined below) means any Supervised Person of the Firm who: (i) has access to non-public information regarding Clients' (as defined below) investments, including the purchase or sale of Securities (as defined below); (ii) has access to non-public information regarding the portfolio holdings of any Client; (iii) is involved in making investment and Securities recommendations to the Clients; (iv) has access to such recommendations that are non-public; or (v) is a director, officer or partner of the Firm. For purposes of clarity, the CCO has designated all Supervised Persons as Access Persons.

"Advisers Act" means the Investment Advisers Act of 1940, as amended.

"Beneficial Ownership" in Securities (as defined below) means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise.  A Supervised Person or Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her immediate family members sharing the Supervised Person's or the Access Person's household or to which the Supervised Person and Access Persons provides material financial support.

"Chief Compliance Officer" or "CCO" means William Nieporte or such other person as may be designated from time to time.

"Chief Executive Officer" or "CCO" means Arthur DeGaetano or such other person as may be designated from time to time.

"Client" means any entity to which the Firm provides investment advisory or management services, including investment funds and the beneficial owners of separately managed accounts.

"Non-Discretionary Account" means an account for which the Supervised Person/Access Person has designated investment discretion entirely to a third party.  In such account, the Supervised Person/Access Person cannot exercise any investment discretion in the purchase or sale of Securities.

"Firm" means Bramshill Investments, LLC and each affiliated entity under common control, which are engaged in the business of providing investment advisory or management services.

"Fund" means any pooled investment vehicle (e.g., a private fund vehicle) to which the Firm provides investment advisory or management services.

"Initial Public Offering" or "IPO" means an offering of Securities registered under the Securities Act (as defined below), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act (as defined below).

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"Investment Company Act" means the Investment Company Act of 1940, as amended.

"Non-Reportable Securities" excludes exchange traded-funds ("ETFs") and closed-end mutual funds (which are Reportable Securities, as defined below) but includes: (i) direct obligations of the United States federal government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end registered investment companies (e.g., open-end mutual funds), other than Funds advised or underwritten by the Firm or an affiliate; or, (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm or an affiliate.

 "Principals" means, collectively, Arthur DeGaetano, Stephen Selver and William Nieporte.

"Personal Trading Account" means a personal investment or trading account of a Supervised Person or Access Person or a related account. Specifically, Personal Trading Account includes: (i) trusts for which an Supervised Person or Access Person acts as trustee, executor, Client custodian or discretionary manager; (ii) accounts for the benefit of the Supervised Person or Access Person's spouse or minor child; (iii) accounts for the benefit of a relative living with the Supervised Person or Access Person; and (iv) accounts for the benefit of any person to whom the Supervised Person or Access Person provides material financial support.

A Personal Trading Account may also include an investment or trading account over which a Supervised Person or Access Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Firm or its Supervised Persons and Access Persons.

"Private Placement" means an offering of Securities that is exempt from registration under the Securities Act, pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 of Regulation D.

"Reportable Securities" see Securities, defined below.

"RIC Clients" means Clients that are registered investment companies under the Investment Company Act. Except as otherwise provided herein, RIC Clients are to be treated in the same manner as other types of Clients.

"SEC" means the United States Securities and Exchange Commission.

"Security" or "Securities" means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing.  For purposes of this Code, all "Securities" are deemed to be "Reportable Securities."

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"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

Other capitalized terms used herein may be defined elsewhere in the Code or have the meaning given such term under applicable law.

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I. General
A.	Statement of General Principles

The Firm has adopted this Code in compliance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act.  Pursuant to Section 206 of the Advisers Act, this Code is predicated on the principle that the Firm owes a fiduciary duty to any entity to which the Firm provides investment advisory or management services, including its Clients.  The interests of the Clients must always be recognized, respected and take precedence over the personal interest of Supervised Persons.  In any decision relating to personal investments or other matters, Supervised Persons must assiduously avoid serving their own personal interests ahead of any Client's interests, taking inappropriate advantage of their position with the Firm or taking inappropriate advantage on the Firm's behalf.

In connection with Rule 17j-1(b) of the Investment Company Act, it is unlawful for the Firm or any Access Person:

1)	To employ any device, scheme or artifice to defraud a Client;
2)
To make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading;

3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or
4)	To engage in any manipulative practice with respect to a Client.

In connection with Rule 17j-1(c)(1) of the Investment Company Act, the Firm has adopted this Code, which the Firm believes contains provisions reasonably necessary to prevent its Access Persons from engaging in any unlawful conduct prohibited by the four above points.

It is critical that Supervised Persons avoid any situation that might present, or appear to present, any actual or potential conflict of interest with the interests of the Client, or compromise or appear to compromise, Supervised Persons' ability to exercise fully their independent best judgment for the benefit of the Clients.  Accordingly, all Personal Trading Account activity, and Supervised Persons' activities generally, must comply fully with both the letter and spirit of this Code and the principles described herein.  Moreover, Supervised Persons are required to comply with all applicable securities laws, rules and regulations and must report promptly any violations of securities laws, rules or regulations of this Code to the CCO.

Disciplinary actions for failure to comply with the Code may include cancellation of personal trading transactions, disgorgement of profits from such transactions, suspension of personal trading privileges, suspension of employment or termination of employment.  The CCO will determine, in consultation with the other Principals, what disciplinary and remedial action is warranted, taking into consideration the relevant facts and circumstances, including the severity of the violation, possible harm to the Clients and their investors and whether the Supervised Person has previously engaged in any improper conduct.  Ultimately, however, the decision whether to impose disciplinary action or remedial measures and sanctions, and the nature of such disciplinary actions or remedial measures and sanctions, rests with the CCO.

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The CCO will maintain a copy of each Code that is in effect, or was in effect at any time within the past five years, in the Firm's principal office.

B.	Initial and Annual Acknowledgment

The Code is an integral part of the Firm's compliance program.  The Code may be revised and supplemented from time to time.

Each Supervised Person upon hire is required to sign the "Initial Certification and Acknowledgment Form" (Appendix A) acknowledging that he or she has received a copy of the Code and certifying that he or she has read and understands the Code and agrees to abide by its provisions.  Thereafter, each Supervised Person shall, at least annually, sign the Firm's "Annual Certification Acknowledgment Form" (Appendix B) reaffirming, among other things, that he or she continues to abide by the Code's provisions and that he or she has reported all Securities transactions, with the exception of transactions in Non-Reportable Securities.

C.	Reporting Violations of the Code of Ethics

All Supervised Persons must promptly report any violations of the Code to the CCO. Any violations reported to, or independently discovered by, the CCO shall be promptly reviewed, investigated and reported to the Firm's other Principals.  The CCO will maintain a record of any violation of the Code, and of any action taken as a result of the violation, in the Firm's principal office for at least five years after the end of the fiscal year in which the violation occurred.

All reported Code violations will be treated as being made on an anonymous basis.  Any retaliation for reporting a violation of the Code will constitute a further violation of the Code, as well as a possible violation of the anti-retaliation provisions of the SEC's Whistleblower Rule, Section 21F of the Securities Exchange Act.  For more information, please refer to the "Whistleblower Policy" in the Firm's compliance manual.

On an annual basis, the CCO will furnish to each RIC Client's board of directors a written report that describes any issues arising under the Code since the last report provided to such board of directors, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to such violations, if applicable. In each report, the CCO will also certify that the Firm has adopted procedures reasonable necessary to prevent Access Persons from violating the Code. Each report will be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in the Firm's principal office.

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II. Supervised Persons' Conduct

A.	Conflicts of Interest

It is the policy of the Firm that all Supervised Persons conduct the business affairs of the Firm in accordance with the highest principles of business ethics and in such manner that no conflict of interest, actual or potential, can be construed.  All Supervised Persons should promptly report to the CCO any situation or circumstance which may give rise to a conflict of interest.  The CCO will maintain an inventory of all material conflicts of interest through the use of a conflicts log.

B.	Outside Business Activities

Business activities other than employment at the Firm may present conflicts of interest.  Such instances may include, but are not limited to: (i) serving as an officer, director, trustee or partner of any business organization; (ii) participating as a member of a limited liability company or a limited partner of a limited partnership; or (iii) serving as a Supervised Person or consultant, a teacher or lecturer, a publisher of articles or a radio or television guest. Accordingly, each Supervised Person must disclose upon hire all outside business activities to the CCO, and prior to engaging in any new outside business activity, must seek approval from the CCO by submitting an Outside Business Activity Approval Form (Appendix C).1

The CCO will determine whether permission to engage in the outside activity should be granted or denied, based on a consideration of the nature of the outside activity, the number of hours involved, the amount of compensation and any other factors that in the CCO's discretion may be relevant.

Unless prior approval is granted by the CCO, the Firm generally does not permit Supervised Persons to serve as an officer, partner or employee of another company or business or as a member of the board of directors or trustees of any business organization, other than a civic or charitable organization.  This prohibition is specifically relevant in the context of the boards of directors of the Firm's portfolio companies.  These types of positions present particular conflicts of interest and a determination of a Supervised Person's eligibility to serve in such a position necessarily involves an assessment of whether such service would be consistent with the interests of the Firm or compromise the Supervised Person's fiduciary duty to the Clients.

Under no circumstances may a Supervised Person represent or suggest that his or her association with any outside business activity in any way reflects the approval by the Firm of that organization, such organization's securities, its manner of doing business or any person connected with such organization or its activities.

C.	Gifts and Entertainment

In light of the nature of the Firm's business, its fiduciary obligations to the Clients, as well as the regulatory environment in which the Firm conducts its business, the Firm has adopted this Gifts and Entertainment policy to impose limits on, and monitor the nature and quantity of, "business-related" gifts, gratuities and entertainment.  "Business-related" gifts, gratuities and entertainment are those that the Firm's Supervised Persons give to, or receive from, a person or firm that: (i) conducts business with or provides services to the Firm; (ii) may do business or is being solicited to do business with the Firm; or (iii) is associated with an organization that conducts or seeks to conduct business with the Firm.  In addition, Supervised Persons may not be compensated, directly or indirectly, except by the Firm or when otherwise approved by the Firm (including approval by the CCO or others, as provided elsewhere in this Code).

1 The CCO must submit pre-approval requests on his own behalf to the CEO.

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This policy is not intended to prevent Supervised Persons from giving or receiving gifts, gratuities or entertainment, provided that such gifts and entertainment are not extravagant, costly, lavish or excessive.  The policy is intended to ensure that the practice of giving and accepting gifts, gratuities or entertainment is not abused and does not compromise the integrity, objectivity or fiduciary responsibilities of the Firm or its Supervised Persons, create an appearance of impropriety or raise potential conflicts of interest.  For purposes of this policy, value is the higher of cost or fair market value.  Gifts and entertainment among Supervised Persons are not subject to the guidelines set forth below.

If there is any question as to the scope or application of this policy, Supervised Persons should consult with the CCO.

D.	Affiliates

For purposes of managing conflicts, specifically those relevant to the Firm's registered investment company ("RIC") clients, the CCO will prepare and revise as needed a list of the Firm's and each RIC client's affiliated persons.  Prior to establishing any new trading arrangement or other new relationship, the Supervised Person in charge of coordinating the relationship must review the affiliated persons list and promptly bring any potential issues to the CCO's attention. The CCO will be responsible for ensuring the Firm adheres to each RIC client's Rule 17e-1 procedures regarding transactions with affiliated broker-dealers.

1.	Required Gift and Entertainment Approvals
a.	Offering and Accepting Gifts

A "gift" refers to any object or thing of value provided for the recipient's personal use or enjoyment.  If, for example, the giver of tickets for an event does not intend in advance to be present at such event, then the tickets will be deemed a gift.  Each Supervised Person may offer or accept business-related gifts of up to $500 in value per individual Gift to or from any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO.  For individual gifts that exceed this threshold, Supervised Persons must submit a Gift and Entertainment Approval Form (Appendix D) to the CCO upon receipt of or prior to offering such gift.2

b.	Offering and Accepting Entertainment

"Entertainment" refers to meals, sporting events or other entertainment events where the giver intends to participate in or attends the event with the recipient (e.g., accompanies the recipient of baseball tickets to the game).  If the giver intends to participate in the event, then such an event will be deemed entertainment.  Each Supervised Person may offer or accept business-related entertainment of up to $500 per person in value to or from any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO, provided that the Supervised Person and the business associate both attend and that such entertainment is not so frequent, costly, lavish or excessive as to raise questions of impropriety.  For entertainment that exceeds this threshold, Supervised Persons must submit a Gift and Entertainment Approval Form (Appendix D) to the CCO upon receipt of or prior to offering such entertainment.  Each Supervised Person is expected to use professional judgment in entertaining and being entertained by a business associate.  If there is any question as to whether a specific entertainment event can be accepted or given, the CCO should be consulted.

2 The CCO must submit any pre-approval requests on his own behalf to the CEO.

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Supervised Persons may attend seminars sponsored or paid for by any third party with whom the Firm conducts business, or could reasonably be expected to conduct business, provided that attendance at the seminar is not so costly or the event so lavish as to raise conflict of interest issues.  If there is any question as to whether such an event may raise conflict of interest issues, the CCO should be consulted.

c.	Broker and Counterparty Event Disclosures

Supervised Persons must inform the CCO prior to attending any event that is paid for or sponsored by a broker or other counterparty, where the actual or estimated value of such Supervised Person's attendance is above $100. Along with such notice, the Supervised Person must provide the CCO with a description of the event, its purpose, a list of attendees and the estimated or actual value of the Supervised Person's attendance.

d.	Prohibited Conduct

No gift or entertainment should ever be accepted with the expectation of any quid pro quo from the Firm or any Supervised Person.  Supervised Persons are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate or cash equivalents.

Furthermore, to ensure compliance with the Foreign Corrupt Practices Act ("FCPA"), Supervised Persons are prohibited from directly or indirectly paying or giving, offering or promising to pay, give or authorize or approving such offer or payment, of any funds, gifts, services or anything else of any value, no matter how small, or seemingly insignificant, to any Government Official (as such term is defined under the FCPA) for any business or Firm-related reasons.  For more information, please refer to the Foreign Corrupt Practices Act section of the Firm's compliance manual.

E.	Political Contributions

Rule 206(4)-5 under the Advisers Act (the "Pay-to-Play Rule") addresses practices commonly known as "pay-to-play", where an investment adviser or its Supervised Persons directly or indirectly make contributions or other payments to certain U.S. public officials with the intent of generating investment advisory business.  Violations of the Pay to Play Rule can have serious implications on the Firm's ability to manage such capital.  Specifically, the Firm can be precluded from managing money for a U.S. state or local government entity or may need to return fees received or waive fees to be received from such government entity for up to two years.

The Political Contributions Policy is designed to ensure that Political Contributions (as defined below) by Supervised Persons do not violate the Pay-to-Play Rule in addition to other state or local laws, which generally limit the amount of Political Contributions that advisers and their Supervised Persons may make to state and local government officials, candidates and political parties.

The Political Contributions Policy places certain restrictions and obligations on Supervised Persons in connection with their Political Contributions and Solicitation Activities (as defined herein).  The policy prohibits any direct or indirect Political Contributions to any officials or candidates in the United States that are intended to or may appear to influence the investment decisions (e.g., the awarding of investment management contracts) of those entities affiliated, directly or indirectly, with those officials.  The policy also governs all Political Contributions made in the Firm's name or on the Firm's behalf.

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1.	Definitions

For purposes of this Political Contributions policy, the following definitions apply:

"Political Contribution" means a contribution to any candidate or official for federal, state or local public office.  Specifically, a Political Contribution is any gift, subscription, loan, advance, deposit of money or thing of value made for the purpose of supporting a candidate for or influencing an election to office.  This includes, for example, repaying a candidate's campaign debt incurred in connection with any such election or paying the transition or inaugural expenses of the successful candidate for any such election.  "Political Contribution" also includes "in-kind" and monetary contributions to a candidate or official, as well as indirect contributions (e.g., contributions made at the behest of a Supervised Person through a family member or friend).  This term includes contributions made to a political action committee (as defined below).

"Political Fundraising" means to fundraise and/or communicate, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution or otherwise facilitate the Political Contributions made by other parties.

 "Political Action Committee" or "PAC" means an organization that raises money privately to influence elections or legislation.  Contribution to a PAC may not be prohibited, but in all instances, Supervised Persons must obtain prior approval of such Political Contributions to PACs from the CCO.  Any questions regarding whether a contribution to an organization requires pre-clearance under this policy should be directed to the CCO.

"Solicitation Activity" means coordinating, or soliciting any person or PAC to make, any (i) Political Contributions; or (ii) payments to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services to a government entity.

2.	Pre-Clearance and Disclosure

Supervised Persons are required to disclose Political Contributions made by themselves and any family member living in the same household or to whom the Supervised Person provides material financial support, within the past two years at the time of hire and annually thereafter in a questionnaire distributed to the Supervised Person by the Firm.

Supervised Persons and any family member living in the same household or to whom the Supervised Person provides material financial support, must obtain prior written approval from the CCO before making any Political Contribution to or participating in any political Solicitation Activity on behalf of any political candidate, official, party or organization.  A Supervised Person may request approval from the CCO by completing and submitting a "Political Contribution Approval Form" (Appendix E).  The CCO will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of the Firm.

3.	Corporate Contributions

Supervised Persons may not use personal or corporate funds to make Political Contributions on behalf of or in the name of the Firm.  Further, the Firm will not reimburse Political Contributions made by Supervised Persons.  All requests for Political Contributions to be made on behalf of or in the name of the Firm should be directed to the CCO.

4.	Charitable Contributions Distinguished

Contributions to a charity are not considered Political Contributions unless made to, through, in the name of or to a fund controlled by a federal, state or local candidate or official.  This policy is not intended to impede legitimate, charitable fund-raising activities.  Any questions regarding whether an organization is a charity should be directed to the CCO.

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5.	International Contributions

Political Contributions by the Firm or Supervised Persons to politically connected individuals or entities, anywhere in the world, with the intention of influencing such individuals or entities for business purposes are strictly prohibited.  For more information, please refer to sections of the Firm's compliance manual on the FCPA and UK Bribery Act.

III. Prevention and Detection of Insider Trading

The Firm's business may require Supervised Persons and Access Persons to deal with highly confidential or sensitive information.  The misuse of such information, which is also known as material non-public information, may violate federal and state securities laws as well as other regulatory requirements.  Such misuse may also damage the reputation and financial position of the Firm and its Supervised Persons and Access Persons and therefore must be avoided.

The misuse of material non-public information is generally known as "insider trading".  Insider trading is not explicitly defined in securities laws; however, it has been interpreted to mean trading on the basis of material non-public information for profit or to avoid loss.  Securities laws have been interpreted to prohibit trading while in possession of material non-public information, whether received directly or indirectly or communicating material non-public information to others in breach of a fiduciary duty.

The Firm forbids all Supervised Persons and Access Persons from trading for the Firm, on behalf of the Clients, oneself or for others on the basis of material non-public information.  Furthermore, communicating material non-public information to others, except as provided below, is expressly forbidden.  The Firm's policy extends to activities within and outside a Supervised Person's and Access Person's relationship with the Firm.

Violations of this policy may include stringent penalties, in addition to disciplinary actions that may be taken by the Firm.  Supervised Persons and Access Persons may face monetary penalties of up to three times the illicit profits gained or losses avoided, as well as disgorgement of profits or losses avoided from such transactions, disbarment from the securities industry and/or incarceration. In addition, the Firm may face monetary penalties and reputational damage.

It is the responsibility of each Supervised Person and Access Person to notify the CCO immediately if they have come into possession of material non-public information.  If a Supervised Person or Access Person has questions as to whether he or she is in possession of material non-public information, the Supervised Person or Access Person should consult with the CCO.  For more information, please refer to the section on material non-public information in the Firm's compliance manual.
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IV. Personal Trading Policies and Procedures

Rule 204A-1 under the Advisers Act requires the Firm's Code to impose certain restrictions on the personal securities trading of Supervised Persons and Access Persons and any family member living in the same household or to whom the Supervised Person or Access Person provides material financial support.  Such restrictions include obtaining pre-approval for certain trades or private transactions and reporting certain trading activities and Securities holdings.

Pursuant to the Rule, the following Personal Trading Policy is designed to prevent potential legal, business or ethical conflicts and to minimize the risk of unlawful trading in any Personal Trading Account and guard against the misuse of confidential information.  All personal trading and other activities of Supervised Persons and Access Persons and any family member living in the same household or to whom the Supervised Person or Access Person provides material financial support, must avoid any conflict or perceived conflict with the interests of the Firm, the Clients and the investors in the Clients.

Supervised Persons are expected to devote their time during the course of the business day to the business of the Firm.  The Firm discourages, and monitors for, excessive personal trading that would distract Supervised Persons from their daily work responsibilities.

A.	Pre-Clearance Procedures

Supervised Persons and Access Persons must complete and deliver to the CCO the Firm's Personal Securities Trading Approval Form (Appendix F) before executing any transaction in a Personal Trading Account.  If the CCO intends to trade in his Personal Trading Account, he will submit the Personal Securities Trading Approval Form to the CEO, who will carry out the responsibilities applicable to the CCO, as described further below.  The CCO shall retain all Personal Securities Trading Approval Form, with such forms indicating whether Supervised Persons' or Access Persons' requests for pre-clearance have been approved or denied.  When submitting requests, Supervised Persons and Access Persons are required to certify that they do not possess material non-public information or have any other reason preventing them from engaging in the requested transaction.

The CCO will promptly notify a Supervised Person or Access Person of the Firm's approval or denial of the requested transaction by sending notification to the Supervised Person or Access Person.  Once pre-clearance for a transaction is granted, the transaction must be executed within 3 days of approval.  If the transaction is not executed or is only partially executed within the approved timeframe, a new pre-clearance request must be submitted to the CCO prior to executing or continuing the transaction.

All notifications of approval or denial of pre-clearance to enter into a personal Securities transaction issued by the CCO are confidential.  Supervised Persons and Access Persons are prohibited from disclosing such approvals or denials to other Supervised Persons or Access Persons.

B.	Securities and Instruments that Require Pre-Clearance

Supervised Persons and Access Persons must obtain pre-clearance in writing from the CCO for any personal securities transaction before completing the transaction.

Transactions involving exempt Securities (as discussed below) do not require pre-clearance from the CCO. However, any interest in a limited offering, initial public offering, Private Placement, interest in a private fund (i.e., hedge fund or private equity fund) or interest in a private company all require pre-clearance.

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C.	Exempt Securities

The restrictions of the Code shall not apply to: (i) purchases or sales in any Non-Discretionary Account; (ii) purchases that are part of any broker-assisted dividend reinvestment plan, (iii) direct investment program; (iv) purchases effected upon the exercise of rights issued by an issuer or company pro-rata to all holders of a class of Securities to the extent such rights were acquired from such issuer or company or the sale of such rights; or (v) purchases or sales of shares issued by mutual funds (that are not offered by the Firm).

D.	Personal Trading Accounts

Supervised Persons and Access Persons are required to report to the CCO, upon hire and at least annually thereafter, all Personal Trading Accounts of the Supervised Person or Access Person and all Securities held in these accounts.  Additionally, upon opening or closing a Personal Trading Account, Supervised Persons and Access Persons are required to notify the CCO accordingly by email or in writing.  Each Supervised Person and Access Person shall authorize duplicate copies of all account statements relating to such Personal Trading Accounts to be sent to the CCO or the Firm's designated third party and shall report all private securities transactions that are not reflected in the account statements of such Personal Trading Accounts to the CCO promptly.

E.	Restricted List

In general, a Restricted List may consist of the Securities of: (i) issuers or companies with respect to which the CCO has been made aware that an Access Person or Supervised Person has received, expects to receive or may be in a position to receive material non-public information; (ii) issuers or companies on whose board of directors or similar body an Access Person or Supervised Person serves (notwithstanding an "open window" period, during which such issuers or companies are not restricted); (iii) private entities with which the Firm has entered into a Confidentiality Agreement (a "CA") when information under such agreement may include material non-public information of a public issuer or company; (iv) companies for which any Supervised Person or Access Person has received material non-public information when evaluating hedging strategies or private positions; and (v) other companies that the Firm, Access Persons, Supervised Persons or the Clients should not be trading or in which such investments should not be made for various reasons, as may be determined from time to time by the CCO or management of the Firm.

Any time a Supervised Person or Access Person receives material non-public information (as described in the "Policies and Procedures to Prevent and Detect Insider Trading" section of the Firm's compliance manual) about a company that has issued publicly traded Securities, that company will be added to the Firm's Restricted List.  Supervised Persons and Access Persons are responsible for contacting the CCO any time that they receive or intend to receive any non-public information about a public company.  They are also responsible for notifying the CCO of any other circumstances in which a company should be added to the Restricted List.  The CCO shall be responsible for maintaining the Firm's Restricted List.

1.	Overview

Absent an exception granted by the CCO, Supervised Persons, Access Persons and any family member living in the same household or to whom the Supervised Person or Access Person provides material financial support, are prohibited from trading or otherwise investing in the Securities of issuers or companies that are on the Firm's Restricted List in Supervised Persons' and Access Persons' Personal Trading Accounts or on behalf of a Client's account until such Security is removed from the Restricted List.

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The Restricted List is confidential and may not be disclosed to anyone outside the Firm as it may contain material non-public information.  It is therefore vital that Supervised Persons and Access Persons do not disclose the contents of the Restricted List to anyone outside of the Firm or to Supervised Persons or Access Persons who do not have a legitimate need to know, without the prior consent of the CCO.

2.	Contents

The CCO shall maintain the following on the Restricted List: the date a Security was added, the date such Security is expected to be removed; the name of the issuer of such Security; and the exchange ticker symbol or CUSIP, if applicable.  The CCO shall also maintain a non-distributable version of the Restricted List which contains, in addition to the foregoing, the person who made such determination that the Security should be added to the Restricted List and the material non-public information associated with the Security.

3.	Review

The CCO will review the Restricted List on a regular basis to determine whether any Supervised Persons or Access Persons remain in possession of non-public information.  Specifically, the CCO, during the course of his review, will update the Restricted List to reflect additional issuers or companies for which the Firm has material non-public information or those issuers or companies for which the Firm no longer has non-public information. Additionally, an issuer or company can be removed from the Restricted List by the CCO at other times if it can be determined that no Supervised Person or Access Person remains in possession of material non-public information and no Supervised Person or Access Person has any intention of obtaining such information.

If an issuer or company is on the Restricted list because the Firm has entered into a CA with respect to such issuer or company, the issuer or company may be removed from the Restricted List upon: (i) the expiration or termination of the CA; (ii) the announcement of the transaction with respect to which the CA was signed; or (iii) the company's determination not to pursue the transaction with respect to which the CA was signed, provided that the CCO reasonably concludes that the Firm is not at such time in possession of material non-public information regarding the issuer or company.  The CCO should document the reasons an issuer or company has been removed from the Restricted List.

The CCO may, but is not required to, consider the opinion of the Firm's investment professionals or outside legal counsel in making a determination as to whether an issuer or company should be added or removed from the Restricted List.

F.	Investments in Limited Offerings and Initial Public Offerings

No Supervised Person and Access Person shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or initial public offering (an "IPO") without first obtaining prior approval of the CCO in order to preclude any possibility of the Supervised Person or Access Person profiting improperly from his or her position with Firm.  The CCO shall obtain from the Supervised Person or Access Person the full details of the proposed transaction and decide whether any Clients have any foreseeable interest in purchasing such security.

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G.	Reporting

In order to provide the Firm with information to enable it to determine with reasonable assurance any indications or the appearance of a conflict of interest with the investment activity of the Clients, each Supervised Person and Access Person must submit the following reports to the CCO showing all transactions in which the Supervised Person or Access Person and any family member living in the same household or to whom the Supervised Person or Access Person provides material financial support, has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.3 The CCO will notify all Supervised Persons and Access Persons of their reporting obligations in connection with Rule 17j-1(d)(4) of the Investment Company Act. The CCO will maintain a record of all Supervised Persons and Access Persons, currently or within the past five years, who are or were required to make the following reports in the Firm's principal office. All of the following reports furnished by Supervised Persons and Access Persons will be maintained in the Firm's principal office for at least five years after the end of the fiscal year in which the report was provided.

1.	Quarterly Transaction Reports

Supervised Persons and Access Persons are required to instruct their brokers to send to the Firm duplicate account statements for all Personal Trading Accounts of themselves and any family member living in the same household or to whom the Supervised Person or Access Person provides material financial support.  Such statements must be received by the CCO or a designated third-party, no later than thirty days after the end of each calendar quarter, and shall be considered sufficient in satisfying such Supervised Persons' and Access Persons' obligations with regard to quarterly transaction reporting. No additional certification is required. If their trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately at the time of the transaction and a record of such investment will be retained accordingly.

Consistent with the Advisers Act, the quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Supervised Person or Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership: (i) the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the Reportable Security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted.

2.	Initial and Annual Holdings Reports

New Supervised Persons and Access Persons will be required to report all of their personal securities holdings no later than ten days after the commencement of their employment.  Upon the start of employment, the CCO will request the initial holdings report, which must be submitted within 10 days of an Access Persons' start date.  The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes a Supervised Person or Access Person with the Firm.  Annually thereafter, existing Supervised Persons and Access Persons are required to provide the Firm with a complete list of Reportable Securities holdings, no later than 45 days after calendar year end.

3 For purposes of these procedures where the activity involves the Personal Trading Accounts or trading activity of the CCO, copies of any notice, account statement or report will be given to the CEO who will be responsible for approving trades requested in any Personal Trading Account of the CCO.
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Each holdings report (both the initial and annual) must contain, at a minimum: (i) the title and type of Security and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Supervised Person or Access Person has any direct or indirect Beneficial Ownership; (ii) the name of any broker, dealer or bank with which the Supervised Person or Access Person maintains an account in which any Securities are held for the Supervised Person or Access Person's direct or indirect benefit; and (iii) the date the Supervised Person or Access Person submits the report.  This information can be completed by providing the Firm with the most recent brokerage statement of the Supervised Person or Access Person and their associated family members or dependents, whereby such statements list the requisite details of such holdings.

All Supervised Persons and Access Persons must certify to the completeness and accuracy of their initial and annual holdings reports via the Employee Compliance Questionnaire, which must be completed upon hire and annually thereafter.

H.	Review

On at least a quarterly basis, or at any other time as may be prudent, the CCO shall review the personal trading activity of all Supervised Persons and Access Persons.  The CCO will closely monitor the investment activity of Supervised Persons and Access Persons, including a reconciliation of initial, annual and quarterly reporting, to detect any abuses, including violations of the preapproval requirements specified herein.

I.	Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal trading very seriously.  The Firm reserves the right to prevent purchases or sales of a Security by a Supervised Person or Access Person for any reason it deems appropriate.  In the event that the Firm's personal trading policies are not complied with, the Firm reserves the right to impose various sanctions on Supervised Persons and Access Persons that violate the Code.  Such remedial action may include restrictions on future personal trading by the Supervised Person or Access Person, monetary fines, disgorgement of profits, reprimand or termination.

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V. Bad Actor Rule

The Bad Actor Rule, effective September 23, 2013, prohibits the Firm from relying on the Rule 506 exemption if the Firm, or any person covered by the Rule, has had a disqualifying event as of the Rule's effective date.  For purposes of this Rule, "covered persons" include: (i) the Firm, including its predecessors and affiliates; (ii) directors and certain officers;(iii) general partners and managing members of the Firm; (iv) 20% beneficial owners of any of the Clients (based on voting power); (v) investment managers and principals of pooled investment funds; (vi) promoters and persons compensated for soliciting investors as well as the general partners, directors, officers; and (vii) managing members of any compensated solicitor.

A.	Definitions

For purposes of this policy, the following definitions apply:

"Disqualifying Events" include:

"Criminal convictions" in connection with the purchase or sale of a Security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries.  The criminal conviction must have occurred within 10 years of the proposed sale of Securities (or five years in the case of the issuer or company and its predecessors and affiliated issuers or companies).

"Court injunctions and restraining orders" in connection with the purchase or sale of a Security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries.  The injunction or restraining order must have occurred within five years of the proposed sale of Securities.

"Final orders" from the Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of Securities, insurance, banking, savings associations or credit unions that:

• Bar the issuer or company from associating with a regulated entity, engaging in the business of Securities, insurance or banking or engaging in savings association or credit union activities; or

• Are based on fraudulent, manipulative or deceptive conduct and are issued within 10 years of the proposed sale of Securities.

"Certain SEC disciplinary orders" relating to brokers, dealers, municipal Securities dealers, investment companies and investment advisers and their associated persons.

"SEC cease-and-desist orders" related to violations of certain anti-fraud provisions and registration requirements of the federal Securities laws.

"SEC stop orders" and orders suspending the Regulation A exemption issued within five years of the proposed sale of Securities.

"Suspension or expulsion" from membership in a self-regulatory organization (SRO) or from association with an SRO member.

"Order" is a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation.  Unless included in an order, this term does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions.

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"Proceeding" means a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge).  This term does not include other civil litigation, investigations or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

"Self-Regulatory Organization (SRO)" is any national securities or commodities exchange, registered securities association or registered clearing agency.  For example, the Chicago Board of Trade ("CBOT"), Chicago Options Exchange ("CBOE"), the Financial Industry Regulatory Association ("FINRA") and New York Stock Exchange ("NYSE") are self-regulatory organizations.

"U.S. Postal Service false representation order" is a scheme or device for obtaining money or property through mail by means of false representations.

B.	Verification by Covered Persons

The Firm will take reasonable steps to ensure that no covered person has been the subject of a Disqualifying Event.  Reasonable steps include a factual inquiry made to all covered persons.  This may be in the form of questionnaires, certifications, contractual representations, covenants and undertakings.  The Firm may also wish to consult publicly available databases.

The Rule provides an exception from disqualification when the Firm can show it did not know and, in the exercise of reasonable care, could not have known that a covered person with a Disqualifying Event participated in the offering.  The Rule does not apply to events that occurred prior to September 23, 2013, the effective date; however the Firm must disclose to investors any Disqualifying Events by covered persons prior to the effective date of the Rule.

The Firm is required to carry out a factual inquiry of its covered persons in a reasonable timeframe in relation to the circumstances of the offering and the participants.  An initial inquiry by the Firm, verified annually thereafter, shall be considered reasonable, provided there are no other indicia to suggest a covered person has been the subject of a disqualifying event.

C.	Remedial Actions

 In the event that a covered person has had a Disqualifying Event, the Firm will be prohibited from relying on the Rule 506 exemption unless certain actions are taken to remedy the disqualification.  Remedial actions may include terminating or reassigning disqualified individuals, restructuring governance and control arrangements, terminating engagement with a placement agent or other covered financial intermediary, postponing or foregoing capital raising or pursuing alternative capital raising methods, buying out or otherwise inducing 20% beneficial owners to reduce their ownership positions or preventing bad actors from becoming 20% beneficial owners (i.e., exercising rights of first refusal and excluding bad actors from financing rounds).

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Appendix A

Code of Ethics

Initial Certification and Acknowledgment Form

Bramshill Investments, LLC

The undersigned supervised person (the "Supervised Person") of Bramshill Investments, LLC (the "Firm") acknowledges that he or she received a copy of the Code of Ethics and the Appendices attached thereto (collectively, the "Code") and certifies that he or she has read and understands all provisions of the Code and agrees to abide by the provisions contained therein.  The Supervised Person understands that observance of the provisions contained in the Code is a material condition of his or her employment by the Firm and that any violation of such provisions by the Supervised Person may subject the Supervised Person to immediate termination by the Firm as well as possible civil or criminal penalties.  Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.

The undersigned Supervised Person hereby certifies that:

a)	The Supervised Person has disclosed to the Chief Compliance Officer ("CCO") all Personal Trading as defined in the Firm's Code and has completed an initial holdings report;
b)
The Supervised Person has made or will make arrangements to provide to the CCO copies of all account statements relating to Personal Trading Accounts or that he or she will report to the Firm's CCO, on a quarterly basis, all securities transactions in all Personal Trading Accounts and shall include all required information in such reports;

c)	The Supervised Person has reported all private securities transactions that are not effected through Personal Trading Accounts;
d)	The Supervised Person has reported all outside business activities; and,
e)
The responses provided on the Employee Compliance Questionnaire and all other disclosure forms are truthful and complete and if any such responses cease to be truthful or complete, the Supervised Person will promptly report any changes to the CCO.

__________________________________
Signature of Supervised Person

__________________________________                     __________________________________
Name of Supervised Person                                                      Date

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Appendix B

Code of Ethics

Annual Certification and Acknowledgment Form

Bramshill Investments, LLC

The undersigned Supervised Person (the "Supervised Person") of Bramshill Investments, LLC (the "Firm") acknowledges that he or she received and read a copy of the Code of Ethics and the Appendices attached thereto (collectively, the "Code") and certifies that he or she understands the provisions of the Code and has during the past year complied with and will continue to abide by, the provisions of the Code.  The Supervised Person understands that observance of the provisions contained in the Code is a material condition of his or her employment with the Firm and that any violation of such provisions by the Supervised Person may subject the Supervised Person to immediate termination by the Firm as well as possible civil or criminal penalties.  Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.

The undersigned Supervised Person hereby certifies that:

a)
The Supervised Person has disclosed to the CCO all Personal Trading Accounts as defined in the Firm's Code and has provided to the CCO copies of all account statements relating to Personal Trading Accounts or has reported to the Firm's CCO, on a quarterly basis, all securities transactions in all Personal Trading Accounts, which reports include all required information.

b)	The Supervised Person has reported all private securities transactions that are not effected through Personal Trading Accounts during the last year (or since the date of hire if less than one year).
c)	The Supervised Person has reported all outside business activities.
d)
The responses provided on his or her Employee Compliance Questionnaire and all other disclosure forms (a copy of each of which is attached) continue to be truthful and complete or that the Supervised Person has reported all changes to the CCO and if any such responses cease to be truthful or complete, the Supervised Person will promptly report any changes to the CCO.

__________________________________
Signature of Supervised Person

__________________________________                     __________________________________
Name of Supervised Person                                                      Date

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Appendix C

Outside Business Activity Approval Form

Bramshill Investments, LLC

Please complete a separate copy of this form for each new Outside Affiliation or Activity for which you would like approval.  You may also be asked to provide additional information to assist in evaluating this request.

Name of the Entity:

Is the Entity publicly traded?

       ☐    Yes         ☐ No
Does the Supervised Person expect to have access or receive material, non-public information regarding the Entity?

       ☐    Yes         ☐ No

What is the nature of business or activity of the Entity?

Please describe any financial interest (including equity ownership interest) that you will have in the Entity or compensation that you will receive from the Entity.

Approximate hours per month you will devote to the Entity

During business hours: _____

After business hours: _____

Your Title or Function with the Entity (including whether you will have an active role in management):

Date affiliation or activity will begin:

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Do you know of any significant adverse information about the Entity or any conflict between the Entity and the Firm?

       ☐    Yes         ☐ No
If yes, please explain:

Do you have or control a brokerage account for the above Entity?

Are you involved in making investment decisions for or on behalf of this Entity?

____________________________________ Supervised Person Signature	____________________________________ CCO Signature
____________________________________ Print Name	____________________________________ Print Name
____________________________________ Date	____________________________________ Date

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Appendix D

Gift and Entertainment Approval Form

Bramshill Investments, LLC

Supervised Person:     ________________________

Date:          ________________________

Type:
Gift                       ☐

Entertainment     ☐

Description:

Provider:

Did Provider participate?

☐Yes      ☐No

Recipient:

Did Recipient participate?

☐Yes      ☐No

Estimated Value:    __________________

I certify that this description is a true and accurate depiction of the gift or event and that receipt of this gift or attendance of this event shall create no conflict of interest.

_________________________                                                _________________________

Signature of Chief Compliance Officer                                       Signature of Supervised Person

____________________________                 _________________________

Print Name                         Print Name

_________________________            _________________________

Date                           Date

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Appendix E

Political Contribution Approval Form

Bramshill Investments, LLC

Supervised Person Name: __________________________________

Proposed Contribution is intended for:                                                                                  Individual / Organization

Name of Individual/Organization       _____________________________

If Individual, Candidate's Current Title and Office            _________________________________________________________________________

If Organization, Organization Type (Political Party, Action Committee, etc.) ______________________________________________________________________________________

What Office/Position is this candidate running for?_______________________________________________________________________________________________

Date of the primary of general election for this position? ___________________________

Candidate's City/State                             ___________________________

Are you eligible to vote for this individual?                       __Yes __No

Have you made prior contributions to this Organization/Candidate within the last 24 months?             __Yes __No

If "Yes", how much have you previously contributed and when? _______________________________________________________________________

Dollar Amount of Proposed Contribution                    $_____________________________

I attest that the above disclosed Political Contribution(s) are complete and accurate and that I have included all that I am currently involved with.

Supervised Person Signature(s)___________________________
            Date____________________

Political Contribution has been approved:   YES NO

Authorized Signature(s)__________________________                       Date____________________

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Appendix F

Personal Securities Trading Approval Form

Bramshill Investments, LLC

Name: _______________________________________________________

Date: _____________________

Issuer:

Ticker/CUSIP:

Details of Proposed Transaction:

Buy☐ Sell☐ Short☐

Type of security (e.g., note, common stock, preferred stock):

Quantity of shares or unit:

Approximate price per share/units:

Account for which transaction will be made (Please include broker/placement agent name and account number):

Is this an IPO allocation?
Yes   ☐          No      ☐

Is this security a Private Placement?
Yes   ☐          No      ☐

To the Supervised Person's knowledge, is there any order pending execution in the security for a Client?
Yes   ☐          No      ☐

To the Supervised Person's knowledge, is the Firm considering any trades in the security for a Client?
Yes   ☐           No     ☐

I certify that I am not in possession of any material non-public information relating to the security for which I am seeking pre-clearance.

Signature: ______________________________
Date: ________________________________

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Compliance Department Use Only:

Comments:

Transaction Approved      ☐

Transaction Denied           ☐

Signature:	___________________________________
Name:	___________________________________
Title:	___________________________________
Date:	___________________________________

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